United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(361,150)
Unrealized Gain (Loss) on Market Value of Futures	422,470
Dividend Income	49
Interest Income	238
ETF Transaction Fees	350
Total Income (Loss)	$61,957

Expenses
General Partner Management Fees	$6,280
Brokerage Commissions	957
Prepaid Insurance Expense	165
Non-interested Directors' Fees and Expenses	164
NYMEX License Fee	157
Other Expenses	15,600
Total Expenses	23,323
Expense Waiver	(14,030)
Net Expenses	$9,293
Net Income (Loss)	$52,664

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/14	$11,405,027
Additions (50,000 Shares)	1,660,646
Net Income (Loss)	52,664

Net Asset Value End of Month	$13,118,337
Net Asset Value Per Share (400,000 Shares)	$32.80

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612